Exhibit 99.3

Callon Petroleum Company Announces First Quarter 2013 Conference Call

Natchez, MS (April 19, 2013) - Callon Petroleum Company (NYSE: CPE) today announced that it will host a conference call on Friday, May 10, 2013, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss first quarter 2013 financial and operating results. The Company plans to issue first quarter 2013 results after the market-close on Thursday, May 9, 2013.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Friday, May 10, 2013, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time)

Webcast:	Live webcast will be available at www.callon.com in the "Investors" section of the website

Alternatively, you may join by telephone:

Call-in Number:	1-877-317-6789 (Toll-free)

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company`s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News Releases" link on the top of the homepage.